CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 2, 2003, relating to the financial statements and financial highlights which appears in the March 31, 2003 Annual Report of The Teberg Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
July 23, 2003